CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, G. Reed Petersen, Chief Executive Officer and Chief Financial Officer Victoria Lake, Inc. (the “Company”), DOES HEREBY CERTIFY that:

1. The Company’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2021 (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

IN WITNESS WHEREOF, the undersigned has executed this statement this 13th day of January 2022.

Date: January 19, 2022 /s/ Reed Petersen -------------------------------- Reed Petersen- President, Secretary, Treasurer, Chief Executive Officer, And Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Victoria Lake, Inc. and will be retained by Victoria Lake, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The forgoing certification is being furnished to the Securities and Exchange Commission pursuant to § 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.